Pricing Supplement dated November 11,                             Rule 424(b)(2)
1998                                                          File No. 333-31815
(To Prospectus dated December 17, 1997
and Prospectus Supplement dated April 22,
1998)




                       AMERICAN RESIDENTIAL SERVICES, INC.

                 Convertible Senior Subordinated Notes, Series A
--------------------------------------------------------------------------------


                   WESTLAND HEATING AND AIR CONDITIONING, INC.


Principal Amount: $1,500,000                                Interest Rate:      8.5% per annum
Issue Price:                                                Stated Maturity:   April 15, 2004
         [   X  ] 100% of Principal Amount                  Original Issue Date: November 11, 1998
         [       ]       % of Principal Amount              Initial Conversion Price: $12.00 per share
Convertibility Commencement Date:
November 12, 1999

Optional Redemption Prices if redeemed during the 12-month period beginning April 15 in the years indicated (April 20 in the case of 2000), expressed as a percentage of the principal amount:

                                   Year                                             Redemption Price
                                   ----                                             ----------------
                2000.......................................                              104.14 %
                2001.......................................                              103.11
                2002.......................................                              102.07
                2003.......................................                              101.04


                                End of Supplement